UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 407-1049

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, Nkarta, Inc.'s (the “Company”) Board of Directors (the “Board”) appointed Alyssa Levin as the Company’s Chief Financial and Business Officer and the principal financial and accounting officer, effective July 1, 2023.

Ms. Levin, age 38, has served as a strategic and financial consultant to the Company since April 2023. Ms. Levin formerly served as the Chief Financial Officer at ViaCyte, Inc. (acquired by Vertex Pharmaceuticals, Inc.), a privately held biopharmaceutical company, from January 2022 to December 2022. Prior to joining ViaCyte, Ms. Levin was Chief Financial Officer and Senior Vice President of Operations at Tentarix Biotherapeutics, Inc., a privately held biopharmaceutical company, from August 2020 to January 2022. Prior to joining Tentarix, Ms. Levin was Chief Financial Officer of Bird Rock Bio, Inc. from February 2019 to August 2020, where she also previously served as Vice President of Finance from February 2017 to February 2019. Ms. Levin began her career at PricewaterhouseCoopers in Vancouver Canada in September 2009. Ms. Levin holds a MPAcc from the University of Saskatchewan, a B.A. in Psychology and Economics from the University of British Columbia, and a post-diploma in Accounting from the University of British Columbia. She is also a Chartered Professional Accountant (Canada).

In connection with Ms. Levin's appointment as Chief Financial and Business Officer, the Compensation Committee of the Board approved an annual base salary of $450,000, a one-time sign on bonus of $20,000, and the grant to Ms. Levin on July 1, 2023 of a stock option to purchase 442,400 shares of the Company’s common stock. The per share exercise price of the option equals the closing price per share of the Company’s common stock on June 30, 2023. Twenty-five percent (25%) of the option is scheduled to vest and become exercisable on July 1, 2024. The remaining portion of the option is scheduled to vest and become exercisable in thirty-six (36) equal monthly installments occurring on the completion of each successive month of Ms. Levin's continued service to the Company following July 1, 2024. Ms. Levin will also be eligible to receive an annual incentive bonus, with a target bonus amount of 40% (expressed as a percentage of annual base salary).

The Company will enter into its standard indemnification agreement with Ms. Levin, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form S-1/A (File No. 333-239301) initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 2, 2020 and is incorporated herein by reference. The Company will also enter into its standard severance agreement with Ms. Levin, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form 8-K (File No. 001-39370) initially filed by the Company with the SEC on January 13, 2021 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Levin and any other person pursuant to which Ms. Levin was appointed as Chief Financial and Business Officer and there are no family relationships between Ms. Levin and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 5, 2023, the Company issued a press release announcing the appointment of Alyssa Levin as Chief Financial and Business Officer, which is discussed in more detail in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued on July 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: July 5, 2023	By:	/s/ Alicia Hager
Alicia J. Hager, J.D., Ph.D.
Chief Legal Officer